UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

SUPPORT.COM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Support.com Reaches Agreement to Merge with

Greenidge Generation Holdings Inc.

Local Message Points For Lance

WHAT WAS ANNOUNCED

Support.com has signed a definitive agreement to merge with Greenidge Generation Holdings Inc. (Greenidge). Greenidge is a holding company that owns Greenidge Generation LLC, a vertically integrated bitcoin mining and power generation facility in Upstate New York.

•	Completion of the proposed merger is subject to Support.com shareholder approval and other customary closing conditions.

•

We’re extremely pleased to have reached this agreement with Greenidge. By merging with us, Greenidge will acquire relevant new capabilities for its continued transformational journey — and we will become part of a stronger company with growth opportunities in the short and long term.

•

This transaction will build upon Greenidge’s successful business by providing them with additional cash funding to fund their growth plans, as well as important new capabilities including customer interface, security software, and privacy expertise. As Greenidge looks to scale and seize new opportunities for growth, we are their ideal partner.

WHAT IT MEANS FOR SHAREHOLDERS/INVESTORS

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In addition, the transaction represents a significant value proposition for our shareholders by providing them with enhanced liquidity and the opportunity to participate in the growth of what we believe will be a successful competitor in the rapidly evolving domestic bitcoin mining space.

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Upon completion of the merger, Support.com stockholders and optionholders will collectively own approximately 8% of the combined company’s common stock and Greenidge stockholders will own approximately 92%.

WHAT IT MEANS FOR EMPLOYEES/CLIENTS/CUSTOMERS

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I’m sure many of you may ask what is going to change as a result of this merger. My answer is that, for us, it will be business as usual. Upon completion of the proposed merger, Support.com will be a wholly-owned subsidiary of Greenidge, and Greenidge is expected to be listed on the Nasdaq stock market.

•	I will remain as CEO of the existing Support.com businesses, which will continue to operate in the ordinary course. We expect the transaction to close in Q3 this year.

•

While we work toward completing this transition, we will continue to deliver the premium service our customers and clients expect. Our plan is that the merger will not lead to noticeable changes in our day-to-day operations at Support.com; our operations and commitment to excellent service will remain the same. Instead, as part of this new partnership, we will expand professional development and growth opportunities for all of us and make the team stronger together.

•

Support.com and Greenidge share similar cultures that value technology innovation, service, execution, and team collaboration, and that spirit will continue to be the foundation of our combined company.

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(Client/customers): Today’s announcement wouldn’t be possible without your partnership. It marks the beginning of a new chapter for us at Support.com, and I look forward to creating new milestones with you all in the months and years ahead.

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(Employees): Today’s announcement wouldn’t be possible without your hard work, dedication and stellar execution. We should all be proud of our accomplishments and how we are successfully accelerating our business. This is an exciting new opportunity, and I encourage you to continue executing at the same high level as you currently do. I look forward to talking in more detail with you at an employee town hall in the days ahead, but I wanted you to hear the news from me directly.

SOCIAL MEDIA GUIDELINES

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Today’s announcement and our written communications around the deal must be filed with the US Securities and Exchange Commission (SEC). In addition, all written external communications we make about the merger as well as any written internal communications about the merger (including, among other things, blog entries, Facebook, LinkedIn and Twitter posts and reposts) must be filed with the SEC on the same day those communications are first made, generally before those communications are released. In addition, anything we write or say about the deal could be subject to scrutiny by securities regulators who are responsible for reviewing and approving our communications about our transaction. We need to do everything consistent with best practices in terms of corporate governance and public disclosure.

•

Therefore, it is important that Support.com team members, clients or customers do not speak to the press or make comments on social media related to the transaction unless they are explicitly authorized to do so. Until the transaction closes, all Support.com team members, clients and customers have to be very careful in discussion in real life and on social media.

IF PEOPLE ASK QUESTIONS / WANT MORE INFORMATION

If anyone at Support.com receives an inquiry, please direct their inquiry as follows:

If an investor calls looking for information on the proposed merger

I’d be happy to direct you to the person handling that issue. You can email investorrelations@greenidge.com and someone will get in touch with you.

If a member of the media calls looking for information on the proposed merger

Beyond our release issued today (Monday, March 22nd), I’d be happy to direct you to the person handling media inquiries on this matter. Please email media@greenidge.com and someone will respond promptly.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, Support.com and Greenidge will file relevant materials with the SEC, and Greenidge will file a registration statement on Form S-4, which will include a proxy statement/prospectus of Support.com. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A definitive proxy statement/prospectus will be mailed to stockholders of Support.com when it becomes available. Investors and security holders will be able to obtain free copies of the registration statement, proxy statement/prospectus (when available) and the other documents filed with the SEC by Support.com or Greenidge through the SEC’s website at www.sec.gov.

PARTICIPANTS IN SOLICITATION

Support.com and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from stockholders of Support.com in connection with the proposed transaction. A list of the names of such directors and executive officers, information regarding their interests in the proposed merger and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement, proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Greenidge, GGH Merger Sub, Inc. and their directors, executive officers, other members of management and employees may also be deemed to be participants in the solicitation of proxies from the shareholders of Support.com in connection with the proposed transaction. A list of the names of such directors and executive officers, information regarding their interests in the proposed merger and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement, proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

NO OFFER OR SOLICITATION

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

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